UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our Annual Meeting of Stockholders held on April 15, 2010, our stockholders approved the Aspen Technology, Inc. 2010 Equity Incentive Plan, which we refer to below as the Plan.  The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed herewith as Exhibit 10.1.

Shares Available for Awards

A total of 7,000,000 shares of common stock have been reserved for issuance under the Plan.  If any award granted under the Plan is settled in cash or expires or otherwise terminates without all of the shares covered by the award having been issued, that settlement, expiration or termination will not reduce or otherwise offset the number of shares of common stock that are available for issuance under the Plan.  In addition, if shares issued pursuant to a stock award granted under the Plan are forfeited back to or repurchased by us prior to becoming fully vested, are withheld to satisfy income or employment withholding taxes, or are used to pay the exercise price of an option, those shares will also again become available for issuance under the Plan.  Shares issued under the Plan may be previously unissued shares or reacquired shares bought by us on the open market.  As of the date of filing of this Form 8-K, no awards have been granted, and no shares of common stock have been issued, under the Plan.

Awards and Eligibility

Under the Plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

All of our employees (including our officers), as well as our directors and consultants, are eligible to participate in the Plan.  Incentive stock options may be granted only to our employees (including officers) and employees of our affiliates.  Our employees, consultants and directors and the employees and consultants of our affiliates are eligible to receive all other types of awards under the Plan.

No person may be granted stock awards covering more than 3,500,000 shares of common stock under our Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards the value of which is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted.  Additionally, no person may be granted a performance stock award covering more than 3,500,000 shares or a performance cash award having a maximum value in excess of $3,000,000 in any calendar year.

Administration

The Plan is administered by the board of directors, which may in turn delegate authority to administer the Plan to a committee of the board.  The board has delegated administration of the Plan to the compensation committee.  In addition, the board may also delegate to one or more of our officers the authority to (a) designate employees (other than other officers) to be recipients of stock awards, and (b) determine the number of shares of common stock to be subject to those stock awards.  Subject to the terms of the Plan, the board or the duly authorized committee, referred to as the Plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of a stock award’s exercisability and vesting and the fair market value applicable to a stock award.  Subject to the limitations set forth below, the Plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

Repricing

The Plan expressly provides that, without the approval of the stockholders within the preceding 12 months, we will not have the authority to reduce the exercise price of any outstanding stock options and stock appreciation rights or to cancel any outstanding stock options and stock appreciation rights that have an exercise price or strike price greater than the then current fair market value of the common stock in exchange for cash or other stock awards to be granted under the Plan or any of our other equity compensation plans.

Stock Options

Incentive and nonstatutory stock options will be granted pursuant to stock option agreements.  Generally, the exercise price for an option cannot be less than the fair market value of the common stock subject to the option on the date of grant.  Options granted under the Plan will vest at the rate specified in the option agreement.

In general, the term of stock options granted under the Plan may not exceed ten years.  Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, The optionee may generally exercise any vested options for a period of three months following the cessation of service.  The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws.  If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death.  In no event may an option be exercised beyond the expiration of its term.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, the recipient’s services performed for us or an affiliate of ours or other form of legal consideration.  Shares of common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant.  Rights to acquire shares of common stock under a restricted stock award may be transferred only upon the terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements.  Restricted stock unit awards will generally be settled by delivery of shares of common stock, by cash, or by a combination of cash and stock.  Dividend equivalents may be credited in respect of shares of common stock covered by a restricted stock unit award.  Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant.  Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement.  Each stock appreciation right is denominated in common stock share equivalents.  The Plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant.  Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised.  A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan administrator.

Performance Awards

The Plan provides for the grant of performance stock awards and performance cash awards.  Performance awards may vest or be exercised based upon the attainment during a specified period of specified performance goals.  The length of any performance period, the performance goals to be achieved, and the measure of whether and to what degree those performance goals have been attained generally will be determined by the compensation committee.  Performance goals generally will be established not later than 90 days into a performance period.  As soon as administratively practicable following the end of the performance period, the compensation committee will certify in writing whether the performance goals have been satisfied.  The maximum performance award that may be granted to any individual in a calendar year is 3,500,000 shares of common stock and $3,000,000 in cash.

Performance goals under the 2010 Plan may be based on one or more of the following performance criteria: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average equity; return on sales, assets, equity, investment or capital employed; stock price; margin (including gross margin); pre-tax or after-tax income; operating income; net operating profit after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; implementation or completion of projects or processes; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income, operating income or earnings; billings; regulatory compliance; improvement of financial ratings; achievement of balance sheet or income statement objectives; or to the extent that an award is not intended to comply with Section 162(m) of the Internal Revenue Code of 1982, other measures of performance selected by the board of directors.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to common stock may be granted either alone or in addition to other stock awards under the Plan.  Other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Item 5.07.                  Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders on April 15, 2010, two proposals were presented to stockholders:

1.               Election of two Class I directors to serve until the 2012 Annual Meeting of Stockholders; and

2.               Adoption of the Aspen Technology, Inc. 2010 Equity Incentive Plan.

Both proposals passed.   The votes with respect to the proposals are set forth below:

Election of Two Class I Directors to Serve until the 2012 Annual Meeting

	For	Withheld
Mark E. Fusco	82,007,427	552,899
Gary E. Haroian	69,598,581	12,961,745

Adoption of the Aspen Technology, Inc. 2010 Equity Incentive Plan

For	Against	Abstain
57,568,630	24,989,928	1,768

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Aspen Technology, Inc. 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: April 21, 2010	By:	/s/ Mark P. Sullivan
Mark P. Sullivan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Aspen Technology, Inc. 2010 Equity Incentive Plan